UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 14th, 2010

STELLAR RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada	0-51400	98-0373867
(State or jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

375 N. Stephanie Street, Suite 1411, Las Vegas, Nevada  89014
(Address of principal executive offices)                           (Zip Code)

Registrant’s telephone number, including area code:  702-547-4614

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 . 14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 .14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240 . 13e-4(c))

Item 1.01   Other Events

July 8th, 2010, - Stellar Resources Ltd. (the "Company") announced the completion of a non-brokered private placement for 5,000,000 common shares at $.175 per share with total net proceeds of $875,000.

Concurrent with the private placement Stellar has sold a 50% interest in its wholly owned subsidiary Elk Hills Heavy Oil LLC (EHHO) to Elk Hills Petroleum Canada Ltd. (EHP Canada). This transaction replaces the previously announced agreement between Stellar and EHP Canada. Further, Stellar and EHP Canada have each made $375,000 capital contributions (total $750,000) into EHHO enabling EHHO to undertake an exploration drilling program on the EHHO oil and gas leases in Carbon County, Montana. Additionally EHP Canada has agreed to lend EHHO $1,750,000 repayable only from future revenue generated from hydrocarbons produced from the EHHO leases. The loan obligation is conditional upon successful results from the $750,000 exploratory drilling program.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release.

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14thday of July, 2010.

STELLAR RESOURCES LTD.

By:          /s/ Ray Jefferd, President,
Chief Executive Officer
a member of the Board of Directors

By:          /s/ Luigi Rispoli
Chief Financial Officer
a member of the Board of Directors